EXHIBIT 15.1

May 4, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 4, 2023, on our review of interim financial information of Ecolab Inc., which is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, is incorporated by reference in this Registration Statement on Form S-8.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 4, 2023